Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-213567, 333-229686, 333-237187 and 333-257682) and Form S-8 (File Nos. 333-203039, 333-218502, 333-225527, 333-233284, 333-239100 and 333-254227) of our report dated March 17, 2022, relating to the financial statements of Zosano Pharma Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
San Francisco, CA
March 17, 2022